      As filed with the Securities and Exchange Commission on May 8, 2001.

                                            Registration No. ___________________


===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                               -------------------

                        PAXSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


              DELAWARE                                59-3212788
   (State or other jurisdiction           (I.R.S. Employer Identification No.)
 of incorporation or organization)


601 CLEARWATER PARK ROAD, WEST PALM BEACH, FLORIDA                    33401
    (Address of Principal Executive Office)                         (Zip Code)


                        PAXSON COMMUNICATIONS CORPORATION
                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)
                               -------------------


                            ANTHONY L. MORRISON, ESQ.
           EXECUTIVE VICE PRESIDENT, CHIEF LEGAL OFFICER AND SECRETARY
                        PAXSON COMMUNICATIONS CORPORATION
                            601 CLEARWATER PARK ROAD
                         WEST PALM BEACH, FLORIDA 33401
                     (Name and address of agent for service)

                                 (561) 659-4122
          (Telephone number, including area code, of agent for service)


                        Copies of all communications to:

                               DAVID L. PERRY, JR.
                              HOLLAND & KNIGHT LLP
                       625 NORTH FLAGLER DRIVE, SUITE 700
                         WEST PALM BEACH, FLORIDA 33401

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

                         CALCULATION OF REGISTRATION FEE

--------------------------------- ----------------------- ---------------- --------------------- -----------------
                                                             PROPOSED            PROPOSED
            TITLE OF                      AMOUNT              MAXIMUM            MAXIMUM            AMOUNT OF
           SECURITIES                     TO BE           OFFERING PRICE        AGGREGATE          REGISTRATION
        TO BE REGISTERED              REGISTERED(1)          PER UNIT*       OFFERING PRICE*           FEE
--------------------------------- ----------------------- ---------------- --------------------- -----------------
Class A Common Stock,                2,603,292 shares         $12.59          $32,788,462.74         $8,197.11
 par value
 $.001 per share
--------------------------------- ----------------------- ---------------- --------------------- -----------------

(1) This Registration Statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions in the Plan or the agreement pursuant to which such shares are issued.

* Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) under the Securities Act of 1933, the fee is calculated upon the basis of the average between the high and low sales prices for shares of Class A Common Stock of the registrant as reported on the American Stock Exchange on May 3, 2001.

===============================================================================

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTE.

         This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register an additional 2,603,292 shares of Class A Common Stock, par value $.001 per share, for issuance under the Paxson Communications Corporation 1998 Stock Incentive Plan, as amended. The contents of the Registrant's Registration Statement of Form S-8, No. 333-72623, are incorporated by reference in this registration statement.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission by the Registrant, Paxson Communications Corporation, a Delaware corporation, are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

         (b) The description of the Registrant's Class A Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 30, 1995, file number 1-13452; and

         (c) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS.

         5.1      Opinion of Holland & Knight LLP

         23.1     Consent of Holland & Knight LLP (included in Exhibit 5.1)

         23.2     Consent of  PricewaterhouseCoopers LLP

         24.1     Powers of Attorney (included on signature page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on May 8, 2001.

                                   PAXSON COMMUNICATIONS CORPORATION

                                   By: /s/ Jeffrey Sagansky
                                      -----------------------------------------
                                      Jeffrey Sagansky
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of PAXSON COMMUNICATIONS CORPORATION (the "Company"), a Delaware corporation, for himself and not for one another, does hereby constitute and appoint ANTHONY L. MORRISON and ADAM K. WEINSTEIN, and each and either of them and his substitutes, a true and lawful attorney in his name, place and stead, in any and all capacities, to sign his name to any and all amendments to this registration statement, including post-effective amendments, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power of substitution and full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

         SIGNATURES                                  TITLE                                         DATE
         ----------                                  -----                                         ----
/s/ Jeffrey Sagansky                         Chief Executive Officer,                            May 8, 2001
--------------------------------             President and Director
Jeffrey Sagansky                             (Principal Executive Officer)


/s/ Thomas E. Severson, Jr.                 Senior Vice President, Chief Financial               May 8, 2001
--------------------------------            Officer (Principal Financial Officer)
Thomas E. Severson, Jr.


/s/ Ronald L. Rubin                         Vice President, Chief Accounting Officer,            May 8, 2001
--------------------------------            and Corporate Controller
Ronald L. Rubin                             (Principal Accounting Officer)


/s/ Lowell W. Paxon                         Chairman of the Board, Director                      May 8, 2001
--------------------------------
Lowell W. Paxson



         SIGNATURES                                  TITLE                                 DATE
         ----------                                  -----                                 ----
                                            Vice Chairman, Director                    May ___ , 2001
-----------------------------------
William E. Simon, Jr.


/s/ Bruce L. Burnham                        Director                                   May 8, 2001
-----------------------------------
Bruce L. Burnham


/s/ James L. Greenwald                      Director                                   May 8, 2001
-----------------------------------
James L. Greenwald


/s/ John E. Oxendine                        Director                                   May 8, 2001
-----------------------------------
John E. Oxendine


/s/ R. Brandon Burgess                      Director                                   May 8, 2001
-----------------------------------
R. Brandon Burgess


-----------------------------------         Director                                   May ___ , 2001
Keith G. Turner


                                            Director                                   May ___  , 2001
-----------------------------------
R. Edward Wilson


                                INDEX TO EXHIBITS

5.1      Opinion of Holland & Knight LLP

23.1     Consent of Holland & Knight LLP (included in Exhibit 5.1)

23.2     Consent of  PricewaterhouseCoopers LLP

24.1     Powers of Attorney (included on signature page)